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                                                                    Exhibit 99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


           In connection with the Annual Report of the Veridian Retirement Savings Plan (the Plan) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James P. Allen, Senior Vice President and Chief Financial Officer of Veridian Corporation, and Investment Committee Chairman For the Plan, certify, pursuant to 18 U.S.C., Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

           1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

           2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


                              VERIDIAN CORPORATION

                              As Plan Administrator of the Veridian Retirement Savings Plan

                              /s/ James P. Allen
                              -------------------------------------------------
                              James P. Allen
                              Senior Vice President and Chief Financial Officer
                                Of Veridian Corporation



July 9, 2003